Exhibit 10.2

First Amendment to Lease

This First Amendment to Lease (this “Amendment”), is made as of the 30th day of August, 2023, by and between EAST OFFICE OPERATING LIMITED PARTNERSHIP, a

Massachusetts limited partnership, with an address c/o Pembroke Real Estate LLC, 255 State Street, Boston, Massachusetts 02109 (the “Landlord”) and KURA ONCOLOGY, INC, a Delaware corporation, with an address of 12730 High Bluff Drive, Suite 400, San Diego, California 92130 (the “Tenant”).

WITNESSETH:

Reference is hereby made to the following facts:

A.
Landlord and Tenant entered into that certain lease (the “Existing Lease”), dated as of March 24, 2020, for certain premises (the “Premises”) comprised of 16,541 square feet of Rentable Area located on the eighth (8th) floor of the building commonly known as Seaport East located at Two Seaport Lane in Boston, Massachusetts (all as more particularly described in the Existing Lease, the “Building”). The Existing Lease as amended and modified by this Amendment is referred to herein as the “Lease.” All capitalized words and phrases used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease.

B.
Landlord and Tenant have agreed to extend the term of the Existing Lease, and to modify and amend the Existing Lease, all in the manner hereinafter set forth.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties agree that the Existing Lease is hereby amended as follows:

1.
Extension of Term. The term of the Lease is hereby extended to expire on July 31, 2031 (the “Expiration Date”), unless sooner terminated, in accordance with and subject to the terms and conditions set forth in the Lease. The period of time commencing on August 1, 2024 (the “Extension Term Commencement Date”) and continuing through the Expiration Date is referred to in this Amendment as the “Extension Term.” Without limitation, all references in the Existing Lease to the “Term” and “Lease Term” shall be deemed to include the Extension Term in all respects. The demise and use of the Premises for the Extension Term shall be upon and subject to all of the terms and conditions of the Existing Lease, except as expressly set forth in this Amendment.

2.
Rent for the Extension Term. (a) For and with respect to the Extension Term, Tenant shall pay Annual Fixed Rent, all Additional Rent, including, without limitation, Tenant’s Tax Percentage of the Tax Excess and Tenant’s Office Percentage of the Operating Costs Excess, and all other charges and fees payable pursuant to the Existing Lease, in accordance with and subject to the terms and provisions of the Existing Lease. All such amounts shall be payable in accordance with the terms and provisions of the Existing Lease.

The Annual Fixed Rent and Monthly Fixed Rent payable by Tenant during the Extension Term shall be as follows:

Period of Time	Annual Fixed Rent	Monthly Fixed Rent
August 1, 2024 – July 31, 2025	$1,306,739.00	$108,894.91
August 1, 2025 – July 31, 2026	$1,332,873.78	$111,072.81
August 1, 2026 – July 31, 2027	$1,359,531.25	$113,294.27
August 1, 2027 – July 31, 2028	$1,386,721.88	$115,560.15
August 1, 2028 – July 31, 2029	$1,414,456.31	$117,871.35
August 1, 2029 – July 31, 2030	$1,442,745.44	$120,228.78
August 1, 2030 – July 31, 2031	$1,471,600.35	$122,633.36

(b)
Subject to and in accordance with the provisions of this Section 2(b), Landlord shall provide Tenant with a credit (the “Rent Credit”) in the total amount of

$544,474.58 to be applied against the Monthly Fixed Rent payable under the Existing Lease, provided that all of the following conditions are satisfied: (i) the Lease is in full force and effect; and (ii) no Event of Default then exists under the Lease. The Rent Credit may be applied by Tenant as a credit, in equal monthly installments, against the Monthly Fixed Rent payments required to be made by Tenant for the months of August, 2023 through July, 2024, inclusive. The right to receive the Rent Credit is for the exclusive benefit of Tenant, and in no event shall such right be otherwise assigned to or be enforceable by or for the benefit of any third party. Any amount of the Rent Credit which has not been applied by December 31, 2024 shall be forfeited, waived, and released, and of no further force or effect, and Tenant shall have no further right or claim thereto.

(c)
Throughout the Extension Term, Tenant shall pay all Additional Rent, including, without limitation, Tenant’s Tax Percentage of the Tax Excess, and Tenant’s Office Percentage of the Operating Costs Excess, in accordance with and subject to the terms and conditions of the Existing Lease, including, without limitation, the provisions of Section 4.2 of the Existing Lease. For purposes of determining the Tax Excess during the Extension Term, the Base Taxes shall be an amount equal to the Taxes payable for tax fiscal year 2025, commencing on July 1, 2024 and expiring on June 30, 2025. For purposes of determining the Operating Costs Excess during the Extension Term, the Base Operating Costs shall be an amount equal to the Operating Costs payable for calendar year 2024.

3.
As-Is Condition. Tenant acknowledges that pursuant to the Existing Lease, through and including the date of this Amendment, the Premises have been under its control, subject to and in accordance with the terms and conditions of the Existing Lease. Tenant has had a full and complete opportunity to review and inspect all aspects of the Premises and the condition thereof. Notwithstanding any provision contained in the Existing Lease to the contrary, Tenant shall lease the Premises for the Extension Term “as-is”, “where is”, and in all respects in the condition in which the Premises are in as of the date of this Amendment, without any obligation on the part of Landlord to prepare or construct the Premises for Tenant’s occupancy, or, excepting only Landlord’s Extension Term Contribution (as hereinafter defined), to provide any allowances or inducements, or to construct any additional work or improvements therein or in the Building and without any representation or warranty (express or implied) on the part of Landlord as to the condition of the Premises. Tenant shall, at its own cost and expense (excepting only to the extent funded by the Landlord’s Extension Term Contribution), in accordance with and subject to the terms and provisions of the Lease, perform or cause to be performed any and all work and improvements necessary to prepare the Premises for occupancy by Tenant during the Extension Term. All of such work and improvements shall be considered to be Alterations, and shall be performed in accordance with the applicable terms and conditions of the Lease, including, without limitation, Section 6.2.5 of the Existing Lease.

4.
Landlord’s Extension Term Contribution.

(a) After the Extension Term Commencement Date, Landlord shall provide to Tenant a tenant improvement allowance (the “Landlord’s Extension Term Contribution”) in an amount not to exceed $827,050.00 to reimburse Tenant for the costs of performing Alterations in and to the Premises, provided that (i) as of the date on which Landlord is required to make payment thereof, the Lease is in full force and effect; (ii) as of both the date of the respective Contribution Request Notice (as hereinafter defined), and as of the respective date on which Landlord is required to make payment thereof, no Event of Default then exists; and (iii) Tenant shall provide not less than thirty (30) days prior notice (each, a “Contribution Request Notice”) of its request for payment of all or a portion of the Landlord’s Extension Term Contribution. Tenant shall pay all costs of constructing all Alterations in and to the Premises to the extent such costs exceed the Landlord’s Extension Term Contribution. The Landlord’s Extension Term Contribution shall be payable, at the election of Tenant in its sole discretion, either (x) in accordance with Section 4(b) of this Amendment, on account of hard construction costs and “soft costs” incurred by Tenant in connection with Tenant’s work in the Premises, which may include architectural, design engineering services, networking, wiring, project management, IT, and telecommunication consultants, permit application fees, and other direct moving expenses fees incurred by Tenant; or (y) in accordance with Section 4(c) of this Amendment, as a credit against the Monthly Fixed Rent payable under the Lease. Notwithstanding any provision contained herein to the contrary, from and after the first (1st) anniversary of the Extension Term Commencement Date, any amount of the Landlord’s Extension Term Contribution for which Tenant has not submitted a requisition for payment shall be retained by Landlord and Tenant shall have no further rights or claims thereto.

(b)
Landlord shall make progress payments on account of Landlord’s Extension Term Contribution to Tenant on a monthly basis, for the work performed during the previous month. Each of Landlord’s progress payments shall be limited to an amount equal to the aggregate amounts theretofore paid by Tenant (as certified by a duly authorized officer of Tenant) to Tenant’s contractors, subcontractors and material suppliers which have not been subject to previous disbursements from Landlord’s Extension Term Contribution, multiplied by a fraction the numerator of which is the amount of Landlord’s Extension Term Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for the Alterations, then Landlord’s reasonable estimate thereof) for the performance of all of the Alterations shown on all plans and specifications approved by Landlord, provided that in no event shall such fraction be greater than one. Such progress payments shall be made within thirty (30) days next following the delivery to Landlord of requisitions therefor. Each requisition shall be executed by a duly authorized officer of Tenant, and shall be accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors, and material suppliers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a certification from Tenant’s architect that the work for which the requisition is being made has been performed substantially in accordance with the plans and specifications approved by Landlord, and (iii) such other documents and information as Landlord or its Mortgagee may reasonably request. Landlord shall disburse the final requisition upon submission by Tenant to Landlord of Tenant’s requisition therefor accompanied by all documentation required under the foregoing provisions of this Section 4(b), together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Alterations by Governmental Authorities having jurisdiction thereover, (B) final “as-built” plans and specifications for the Alterations as required pursuant to Section 5.1(c) of the Lease, and (C) issuance of final lien waivers by all contractors, subcontractors and material suppliers covering all of the Alterations. The right to receive Landlord’s Extension Term Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or other person or entity.

(c)
In lieu of the progress payments pursuant to the foregoing Section 4(b), upon request made by Tenant, the Landlord’s Extension Term Contribution may be applied as a credit on a monthly basis against payments required to be made by Tenant to Landlord on account of the Monthly Fixed Rent payable under the Lease, provided that all of the following conditions are satisfied: (i) the Lease is in full force and effect; (ii) no Event of Default then exists under the Lease; and (iii) Tenant shall provide not less than thirty (30) days prior notice of its request that all or a portion of the Landlord’s Extension Term Contribution be applied as a credit against the Fixed Rent payable under the Lease, which notice shall specify the amount of such credit and the applicable installments of Fixed Rent to which such amount of the Landlord’s Extension Term Contribution is to be applied.

5.
Reference Information. Section 1.1 of the Existing Lease is hereby amended as follows:

(i)
by deleting the definition of “Original Notice Address of Tenant”, and replacing said definition with the following:

Kura Oncology, Inc. 12730 High Bluff Drive, Suite 400

San Diego, CA 92130

Attn: Chief Operating Officer

(ii)
by inserting the following after the definitions of “Annual Fixed Rent Rate and Monthly Fixed Rent Rate,” “Base Operating Costs, “Base Taxes,” respectively:

“For and with respect to the Extension Term, the Annual Fixed Rent Rate and the Monthly Fixed Rent Rate shall be as follows:

Period of Time	Annual Fixed Rent	Monthly Fixed Rent
August 1, 2024 – July 31, 2025	$1,306,739.00	$108,894.91
August 1, 2025 – July 31, 2026	$1,332,873.78	$111,072.81
August 1, 2026 – July 31, 2027	$1,359,531.25	$113,294.27
August 1, 2027 – July 31, 2028	$1,386,721.88	$115,560.15
August 1, 2028 – July 31, 2029	$1,414,456.31	$117,871.35
August 1, 2029 – July 31, 2030	$1,442,745.44	$120,228.78
August 1, 2030 – July 31, 2031	$1,471,600.35	$122,633.36

Base Operating Costs for the

Extension Term: An amount equal to the Operating Costs payable for calendar year 2024.

Base Taxes for the

Extension Term: An amount equal to the Taxes payable for fiscal year 2025, which will commence on July 1, 2024 and expire on June 30, 2025.

(iii)
by deleting the definition of “Expiration Date”, and replacing said definition with the following

Expiration Date:	July 31, 2031; or, if the Original Term shall have been extended for one (1) period of five (5) years in accordance with Section 2.3, July 31, 2036.

6.
Extension Option. Section 2.3(a) of the Lease is hereby amended by deleting the phrase “such Extension Term to begin immediately upon the expiration of the Original Term of this Lease” from the first sentence of said section and replacing the phrase with the following “commencing on August 1, 2031 and expiring on July 31, 2036.”

7.
Right of First Offer.

(a)
Section 2.4 of the Existing Lease (titled “ROFO Right”) shall remain in full force and effect, in accordance with and subject to the terms and conditions thereof.

(b)
All references in Section 2.4 of the Existing Lease to the “Expiration Date” shall mean and refer to the Expiration Date (as defined in Section 1 of this Amendment).

(c)
Section 2.4(a) of the Existing Lease is hereby amended by deleting the phrase “contiguous to the Premises” from the first sentence of said section.

8.
Termination Option.

(a)
Subject to the full and complete satisfaction of the Termination Conditions Precedent (as hereinafter defined), in accordance with the provisions of this Section 7, Tenant shall have the one-time irrevocable option to terminate the Lease (a “Termination”). The conditions precedent (the “Termination Conditions Precedent”) to the effectiveness of such Termination shall be as follows: (i) the effective date of such Termination shall be December 31, 2029 (the “Termination Date”); (ii) Tenant shall deliver written notice (a “Termination Notice”) of such Termination to Landlord by not later than December 31, 2028; (iii) concurrent with the delivery of the Termination Notice, Tenant shall pay to Landlord, without deduction or offset, the Termination Fee (as hereinafter defined); and (iv) on the Termination Date no Event of Default of Tenant shall have occurred under the Lease. Said Termination Fee shall be Additional Rent and shall be in addition to, and not in lieu of, any other payments due under the Lease. The “Termination Fee” shall be an amount equal to $857,827.30, which amount represents the sum of: (x) the Unamortized Portion (as hereinafter defined) as of the Termination Date of the Rent Credit, Landlord’s Extension Term Contribution, and all brokerage commissions paid by Landlord to both Landlord’s broker and Tenant’s broker in connection with this Amendment, plus (y) the amount of Fixed Rent payable with respect to the last three (3) months of the Extension Term immediately preceding the Termination Date. The “Unamortized Portion” shall mean the amounts in the foregoing clause (x), amortized on a straight-line basis over the Extension Term, together with interest thereon at the rate of 8% per annum, compounded monthly in advance.

(b)
Provided that all of the Termination Conditions Precedent have been fully and completely satisfied, then effective as of the Termination Date, the Lease, and the rights of the Tenant with respect to the Premises, shall terminate and expire with the same force and effect as if such Termination Date had originally been specified as the Expiration Date. Prior to the Termination Date, Tenant shall comply with all of the terms and provisions of the Lease and shall perform all of its obligations thereunder, including, without limitation, the obligation to pay when due all Fixed Rent and other Additional Rent. By not later than the Termination Date, Tenant shall surrender and yield-up the Premises in good and broom-clean order, repair and condition, free of all tenants and occupants, and otherwise in the condition in which the Premises are required to be surrendered pursuant to the terms and conditions of the Lease at the expiration of the Term. All property and Alterations of any kind, nature or description remaining in the Premises after the Termination Date shall be and become the property of Landlord and may be disposed of by Landlord, without payment from Landlord and without the necessity to account therefor to Tenant.

(c)
Without limiting the foregoing, if Tenant fails to yield up and surrender the Premises by the Termination Date, then Tenant shall pay a holdover charge at the rate set forth in Section 6.1.9 of the Lease. Nothing herein contained shall constitute a release, waiver, limitation, or restriction of any rights or remedies of Landlord on account of Tenant’s failure to surrender the Premises by the Termination Date, including any rights or remedies afforded to Landlord in Section 6.1.9 of the Lease.

(d)
The foregoing provisions shall be self-operative; provided, however, on the request of either party, Landlord and Tenant will enter into a mutually satisfactory customary termination agreement evidencing said Termination of the Lease.
(e)
Time is of the essence of this Section 8.

9.
Security Deposit. Article 11 of the Existing Lease is hereby deleted in the entirety and replaced with the following:

SECURITY DEPOSIT

11.1.
Security Deposit. Concurrent with the execution of this Amendment, (i) Tenant has delivered to Landlord a cash security deposit (the “Security Deposit”) in the amount of

$210,000.00 (the “Security Deposit Amount”), as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, and (ii) Landlord has returned to Tenant the previously-delivered letter of credit. Tenant covenants and agrees to maintain the Security Deposit in the Security Deposit Amount throughout the Term of this Lease.

11.2.
Application of Security. If (a) an Event of Default by Tenant occurs under this Lease, or (b) Tenant files a voluntary petition under any Federal or state bankruptcy or insolvency code, law or proceeding, then Landlord shall have the right to use, apply, or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sum as to the payment of which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of such Event of Default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, then Tenant, upon demand, shall deliver additional cash security in the amount so applied or retained such that Landlord shall have a cash Security Deposit in the Security Deposit Amount on hand at all times during the Term. If Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Security Deposit, or remaining balance thereof, as the case may be, shall be returned to Tenant promptly after (x) the Expiration Date, (y) the surrender and yield-up of possession of the Premises to Landlord in the manner required by this Lease, and (z) the curing of any outstanding Events of Default under this Lease.

11.3.
Transfer. Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) the Security Deposit to the holder of any mortgage upon the Building or any other successor landlord in connection with a transfer of the Building, as a part of the assignment by Landlord to such mortgagee or successor landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Security Deposit, to the transferee and thereupon Landlord shall without any further agreement between the parties, be released by Tenant from all liability therefor. The provisions of this Section 11.3 shall apply to every transfer or assignment of the whole or any portion of the Security Deposit to a new landlord.

11.4.
Landlord’s Right to Draw Upon Security Deposit. The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Security Deposit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees and acknowledges that in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Security Deposit by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

10.
Inapplicable Lease Provision. Section 2.1(e) (relocation) of the Existing Lease is hereby deleted in the entirety, and shall be of no further force or effect.

11.
Brokerage. Tenant warrants and represents to Landlord, and Landlord warrants and represents to Tenant, that it has dealt with no broker or agent in connection with this Amendment, other than Colliers International New England, LLC (“Colliers”) and Newmark of Massachusetts LLC (“Newmark”). Each of Tenant and Landlord shall indemnify and hold harmless the other from and against any and all loss, cost and expense (including reasonable attorneys’ fees) arising out of or resulting from any breach of said warranty and representation by the indemnifying party, including, without limitation, any claims for a brokerage commission, finder’s fee or similar compensation made by any person other than Newmark, arising out of or in connection with this Amendment. Landlord shall be responsible for payment of all fees payable to Newmark in connection with this Amendment, pursuant to a separate agreement.

12.
Miscellaneous. This Amendment may be executed by electronic signatures, each of which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via PDF) of an original signature. This Amendment may be executed in multiple counterparts (which counterparts may be executed and delivered by PDF or another file sent by email) which shall together constitute a single document. Any executed counterpart of this Amendment delivered by PDF or another file sent by email shall be equally effective as an original counterpart for all purposes. Tenant hereby represents and warrants to Landlord as follows: (i) the execution and delivery of this Amendment by Tenant has been duly authorized by all requisite corporate action; (ii) neither the Existing Lease nor the interest of Tenant therein has been assigned, sublet, encumbered or otherwise transferred; (iii) there are no defenses or counterclaims to the enforcement of the Existing Lease or the liabilities and obligations of Tenant thereunder; (iv) Tenant is not entitled to any offset, abatement or reduction of rent under the Existing Lease; (v) neither Landlord or Tenant is in breach or default of any its respective obligations under the Existing Lease; (vi) Landlord has performed all work and constructed all improvements required pursuant to the Existing Lease, and has provided all allowances and contributions required pursuant to the Existing Lease; and

(vii) Landlord has made no representations or warranties, except as expressly and specifically set forth in the Existing Lease and this Amendment. The submission of drafts of this document for examination and negotiation does not constitute an offer to lease, or a reservation of or option for, the Extension Term or any of the other terms and conditions set forth in this Amendment, and this Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Amendment to Tenant. Except as expressly and specifically set forth in this Amendment, the Existing Lease is hereby ratified and confirmed, and all of the terms, covenants, agreements and provisions of the Existing Lease shall remain unaltered and unmodified and in full force and effect throughout the balance of the term of the Lease, as extended hereby. Except as expressly set forth herein, all of the covenants, representations and warranties made by Tenant contained in the Existing Lease are hereby remade, reaffirmed and ratified as of the date hereof.

[Signatures on following page]

EXECUTED as an instrument under seal as of the date first above-written.

EAST OFFICE OPERATING LIMITED PARTNERSHIP, a Massachusetts limited partnership

By:	Commonwealth Flats Development East Corp., its general partner

	By:	/s/ Katherine Hedrick
	Name:	Katherine Hedrick
	Title:	Vice President

KURA ONCOLOGY, INC, a Delaware corporation

By:	/s/ Kathleen Ford
Name:	Kathleen Ford
Title:	COO
Hereunto duly authorized